                                                                   EXHIBIT 10.29



                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                            SAGENT TECHNOLOGY, INC.,

                            TALUS ACQUISITION CORP.,

                               TALUS, INCORPORATED

                                       AND

                           CERTAIN OF THE SHAREHOLDERS

                                 OF TALUS, INC.










                          DATED AS OF FEBRUARY 27, 1998

                                TABLE OF CONTENTS

ARTICLE I

         THE MERGER.................................................................................................-1-
                    The Merger......................................................................................-1-
         1.2        Effective Time..................................................................................-2-
         1.3        Effect of the Merger............................................................................-2-
         1.4        Articles of Incorporation; Bylaws...............................................................-2-
         1.5        Directors and Officers..........................................................................-2-
         1.6        Cash Consideration..............................................................................-2-
         1.7        Effect on Capital Stock.........................................................................-3-
         1.8        Dissenting Shares...............................................................................-4-
         1.9        Surrender of Certificates.......................................................................-4-
         1.10       No Further Ownership Rights in Company Common Stock.............................................-6-
         1.11       Lost, Stolen or Destroyed Certificates..........................................................-6-
         1.12       Taking of Necessary Action; Further Action......................................................-6-

ARTICLE II

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................................-6-
         2.1        Organization of the Company.....................................................................-6-
         2.2        Company Capital Structure.......................................................................-7-
         2.3        Subsidiaries....................................................................................-7-
         2.4        Authority.......................................................................................-7-
         2.5        No Conflict; No Default.........................................................................-7-
         2.6        Company Financial Statements....................................................................-8-
         2.7        No Undisclosed Liabilities......................................................................-8-
         2.8        No Changes......................................................................................-8-
         2.9        Tax and Other Returns and Reports...............................................................-9-
         2.10       Restrictions on Business Activities............................................................-10-
         2.11       Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.................-11-
         2.12       Intellectual Property..........................................................................-11-
         2.13       Agreements, Contracts and Commitments..........................................................-12-
         2.14       Interested Party Transactions..................................................................-13-
         2.15       Governmental Authorization.....................................................................-14-
         2.16       Litigation.....................................................................................-14-
         2.17       Minute Books...................................................................................-14-
         2.18       Brokers' and Finders' Fees.....................................................................-14-
         2.19       Insurance......................................................................................-14-
         2.20       Compliance With Laws...........................................................................-14-
         2.21       Complete Copies of Materials...................................................................-15-
         2.22       Binding Agreements; No Default.................................................................-15-
         2.23       Environmental Matters..........................................................................-15-
         2.24       Employee Matters and Benefit Plans.............................................................-16-
         2.25       Representations Complete.......................................................................-19-
         2.26       Third Party Consents...........................................................................-20-


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                                TABLE OF CONTENTS
                                   (continued)


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


ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...................................................-20-
         3.1        Organization, Standing and Power...............................................................-20-
         3.2        Capital Structure..............................................................................-20-
         3.3        Authority......................................................................................-21-
         3.4        Representations Complete.......................................................................-21-
         3.5        Litigation.....................................................................................-21-
         3.6        Broker's and Finders' Fees.....................................................................-22-
         3.7        Parent Financial Statements....................................................................-22-
         3.8        No Undisclosed Liabilities.....................................................................-22-
         3.9        No Changes.....................................................................................-22-
         3.10       ...............................................................................................-23-
         3.12       Restrictions on Business Activities............................................................-24-
         3.13       Intellectual Property..........................................................................-24-
         3.14       Compliance With Laws...........................................................................-24-
         3.11       Agreements, Contracts and Commitments..........................................................-24-

ARTICLE IV

         CONDUCT PRIOR TO THE EFFECTIVE TIME.......................................................................-26-
         4.1        Conduct of Business of the Company.............................................................-26-
         4.2        No Solicitation................................................................................-28-
         4.3        Strategic Agreements...........................................................................-29-

ARTICLE V

         ADDITIONAL AGREEMENTS.....................................................................................-29-
         5.1        Resolutions of Company Shareholders............................................................-29-
         5.2        Access to Information..........................................................................-29-
         5.3        Expenses.......................................................................................-29-
         5.4        Public Disclosure..............................................................................-29-
         5.5        Consents.......................................................................................-30-
         5.6        FIRPTA.........................................................................................-30-
         5.7        Legal Requirements.............................................................................-30-
         5.8        Blue Sky Laws..................................................................................-30-
         5.9        Best Efforts; Additional Documents and Further Assurances......................................-30-
         5.10       Indemnification................................................................................-30-
         5.11       Employee Agreements.  Each employee of and consultant to the Company will sign promptly a Proprietary Rights and Confidentiality Agreement in Sagent's standard form..........-31-


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                                TABLE OF CONTENTS
                                   (continued)


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
                                                                                                                   Page


ARTICLE VI

         CONDITIONS TO THE MERGER..................................................................................-31-
         6.1        Conditions to Obligations of Each Party to Effect the Merger...................................-31-
         6.2        Additional Conditions to Obligations of Company................................................-32-
         6.3        Additional Conditions to the Obligations of Parent and Merger Sub..............................-32-

ARTICLE VII

         SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION...............................................-34-
         7.1        Survival of Representations and Warranties.....................................................-34-
         7.2        Agreement to Indemnify.........................................................................-34-
         7.3        Expiration of Indemnification..................................................................-34-
         7.4        Escrow Fund....................................................................................-35-
         7.5        Termination of Escrow Fund.....................................................................-35-
         7.6        Protection of Escrow Fund......................................................................-35-
         7.7        Claims Upon Escrow Fund........................................................................-35-
         7.8        Objections to Claims...........................................................................-35-
         7.9        Resolution of Conflicts........................................................................-36-
         7.10       Distribution Upon Termination of Escrow Period.................................................-37-
         7.11       Shareholders' Agent; Power of Attorney.........................................................-37-
         7.12       Actions of the Shareholders' Agent.............................................................-38-
         7.13       Third-Party Claims.............................................................................-38-
         7.14       Escrow Agent's Duties..........................................................................-38-
         7.15       No Joint Liability; Maximum Liability..........................................................-39-
         7.16       Remedies.......................................................................................-39-

ARTICLE VIII

         TERMINATION, AMENDMENT AND WAIVER.........................................................................-39-
         8.1        Termination....................................................................................-39-
         8.2        Effect of Termination..........................................................................-40-
         8.3        Amendment......................................................................................-40-
         8.4        Extension; Waiver..............................................................................-40-

ARTICLE IX

         GENERAL PROVISIONS........................................................................................-41-
         9.1        Notices........................................................................................-41-
         9.2        Interpretation.................................................................................-43-
         9.3        Counterparts...................................................................................-43-
         9.4        Miscellaneous..................................................................................-43-


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                                TABLE OF CONTENTS
                                   (continued)


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
                                                                                                                   Page


         9.5        Governing Law..................................................................................-43-
         9.6        Attorneys' Fees................................................................................-43-
         9.7        Resolution of Disputes; Stipulation Regarding Confidentiality..................................-43-
         9.8        Rules of Construction..........................................................................-44-

                      AGREEMENT AND PLAN OF REORGANIZATION


      This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of February 27, 1998 among Sagent Technology, Inc., a California corporation ("Parent"), Talus Acquisition Corp., a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of Parent, Talus, Incorporated, a Virginia corporation (the "Company"), Michael P. Venerable and Matthew Comstock as shareholders of the Company, and Michael P. Venerable, the representative of all of the shareholders (the "Shareholders' Agent").

                                    RECITALS

      A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective stockholders and shareholders that the Company and Merger Sub combine into a single company through the statutory merger of Company with and into the Merger Sub (the "Merger") and, in furtherance thereof, have approved the Merger.

      B. The Company has 18,290 shares of Common Stock subject to unexercised options which it expects to be exercised prior to the Closing, as hereinafter defined. The persons who hold these options (the "Optionees"), Michael P. Venerable and Matthew E. Comstock are hereinafter referred to collectively as the "Shareholders." Each of them is listed on Exhibit A hereto. In exercising their options, the Optionees will appoint Michael P. Venerable as the Shareholder Agent.

      C. Pursuant to the Merger, among other things, the outstanding shares of Common Stock of the Company ("Company Common Stock") shall be converted into shares of Series E Preferred Stock of Parent ("Parent Preferred Stock") at the rate determined herein.

      D. The Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

      NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:


                                    ARTICLE I

                                   THE MERGER

      1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, the Merger Agreement attached hereto as Exhibit B (the "Merger Agreement") and the applicable provisions of (i) the California Corporations Code ("California Law"), (ii) Delaware General Corporation Law ("Delaware Law"), and (iii) the Virginia Stock Corporation Act ("Virginia Law") (Delaware Law, California Law and Virginia Law, collectively,

"Applicable Law"), Company shall be merged with and into the Merger Sub, the separate corporate existence of Company shall cease and the Merger Sub shall continue as the surviving corporation. The Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

      1.2 Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing the Merger Agreement with the Secretaries of State of the States of Delaware and Virginia, in accordance with the relevant provisions of Applicable Law (the time of the later of such filing being the "Effective Time"). The Closing of the transaction contemplated hereby (the "Closing") shall take place at 11:00 a.m. at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California, 94304 on February 27, 1998, or at such other time, date and location as the parties hereto agree (the "Closing Date").

      1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Merger Agreement and the applicable provisions of Applicable Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

      1.4   Articles of Incorporation; Bylaws.

            (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Merger Sub shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Sagent Professional Services, Inc."

            (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

      1.5 Directors and Officers. The director(s) of Merger Sub immediately prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

      1.6 Cash Consideration. At the Closing, Parent or Merger Sub shall deliver in the aggregate $1,170,000.00 by check or wire transfer of immediately available funds, as follows:

            (a) $150,000 to Greater Bay Trust Company, as escrow agent (the "Escrow Agent"), to be held, administered and released in accordance with the terms of an Escrow Agreement to be executed by the Shareholders' Agent, Parent, Merger Sub, Company and the Escrow Agent at the Closing in the form of Exhibit C attached hereto (the "Escrow Agreement"), which funds shall be held in escrow until thirty (30) days after such time as Parent's outside public accounting firm has released its annual audit of the consolidated financial statements applicable to the Parent for the period ending December 31, 1998 and will be used to satisfy indemnification claims of Buyer pursuant to Article VII hereof: and

            (b) the balance to Shareholders in such amounts and to persons as set forth on Exhibit A.

         1.7 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or any of the Shareholders, the following shall occur:

            (a) Conversion of Company Common Stock. Each share of common stock, no par value, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares (as defined and to the extent provided in Section 1.8(a)) will be canceled and extinguished and be converted automatically into the right to receive 2.155 shares (the "Exchange Ratio") of the Parent Preferred Stock.

            (b) Capital Stock of Merger Sub. Each share of common stock, $0.001 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall continue unchanged and remain outstanding as a share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

            (c) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into the common stock of Parent or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Preferred Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time.

      1.8   Dissenting Shares.

            (a) Notwithstanding any provision of this Agreement to the contrary, any shares of capital stock of the Company held by a holder who has exercised dissenters' rights for such shares in accordance with Virginia Law and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Parent Preferred Stock pursuant to Section 1.7, but the holder thereof shall only be entitled to such rights as are granted by Virginia Law.

            (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her dissenters' rights, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Preferred Stock and payment for fractional shares as provided in Section 1.7, without interest thereon, upon surrender of the certificate representing such shares.

            (c) The Company shall give Parent (i) prompt notice of any written demand received by the Company to require the Company to purchase shares of the Company's Common Stock pursuant to the applicable provisions of Virginia Law and
(ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

      1.9   Surrender of Certificates.

            (a) Exchange Agent. Wilson Sonsini Goodrich & Rosati shall act as exchange agent (the "Exchange Agent") in the Merger.

            (b) Parent to Provide Preferred Stock. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Parent may adopt, the shares of Parent Preferred Stock issuable pursuant to Section 1.7 in exchange for outstanding shares of Company Common Stock.

            (c) Exchange Procedures. At or before the Effective Time, each holder of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock shall surrender to the Exchange Agent for cancellation the Certificates, duly endorsed to Parent or accompanied by duly executed stock powers and assignments separate from certificate transferring title to such shares to Parent. Promptly after the Effective Time, and against receipt of such Certificates, the Exchange Agent shall issue to each tendering holder of a Certificate a certificate for the number of shares of Parent Preferred Stock to which such holder is entitled and payment in lieu of fractional shares pursuant to Section 1.7 hereof and the Certificate so surrendered shall forthwith be cancelled.

      To the extent that any holder of a Certificate does not so surrender such Certificate at or before the Effective Time, then promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a Certificate or Certificates, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Preferred Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent after the Effective Time, or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Preferred Stock and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.7, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Preferred Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.7.

            (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Preferred Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Preferred Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Preferred Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Preferred Stock.

            (e) Transfers of Ownership. If any certificate for shares of Parent Preferred Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Preferred Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

            (f)   No Liability. Notwithstanding anything to the contrary in this
Section 1.9, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Preferred Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

      1.10 No Further Ownership Rights in Company Common Stock. All shares of Parent Preferred Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

      1.11 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Preferred Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.7; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

      1.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to Parent and Merger Sub, subject to the exceptions set forth in the Company Disclosure Schedule attached hereto as Exhibit E (the "Disclosure Schedule"), as follows:

      2.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia. The Company has the corporate power to own its property and to carry on its business as now being conducted and as proposed to be conducted by the Company. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition, results of operations or prospects ("Material Adverse Effect") of the Company. The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to counsel for Parent.

      2.2 Company Capital Structure. The authorized capital stock of the Company consists of 200,000 shares of Common Stock, no par value. There are 102,000 shares of the Company Common Stock issued and outstanding held by the persons, and in the amounts, set forth on Exhibit A. At the time of the Closing, such list shall have been appropriately adjusted to reflect option exercises and stock repurchases since the date hereof. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. The Company has reserved 98,000 shares of Common Stock for issuance to employees and consultants pursuant to the Company Stock Option Plan, of which 18,290 shares are subject to options which have been exercised effective immediately prior to the Effective Time (at which time the Company will have outstanding 120,290 shares of Common Stock), and no shares are subject to outstanding, unexercised options (the "Options"). There are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

      2.3 Subsidiaries. The Company does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or business entity.

      2.4 Authority. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger by the Shareholders as contemplated by Section 6.1(a). This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company.

      2.5 No Conflict; No Default. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws, each as amended as of the date hereof, of the Company or (ii) any other material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity"), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Merger Agreement with the Virginia and Delaware Secretaries of State, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on the Company.

      2.6   Company Financial Statements. Section 2.6 of the Company Disclosure
Schedule includes the Company's unaudited balance sheet as of February 25, 1998 (the "Company Balance Sheet").

      2.7 No Undisclosed Liabilities. The Company does not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate are material and (i) have not been reflected in the Company Balance Sheet, (ii) have not been specifically described in this Agreement or in the Company Schedules or (iii) are not normal or recurring liabilities incurred since February 25, 1998 in the ordinary course of business consistent with past practices.

      2.8 No Changes. Since the date of the Company Balance Sheet there has not been, occurred or arisen any:

            (a) material adverse change in the financial condition, liabilities, assets, business, or prospects of the Company;

            (b) amendments or changes in the Articles of Incorporation or Bylaws of the Company;

            (c) capital expenditure by the Company, either individually or in the aggregate, exceeding $5,000.

            (d) destruction, damage to, or loss of any assets of the Company (whether or not covered by insurance) that constitutes a Material Adverse Effect on the Company;

            (e) labor trouble or claim of wrongful discharge of which the Company has received written notice or of which the Company is aware, or other unlawful labor practice or action;

            (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

            (g)   revaluation by the Company of any of its assets;

            (h) declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its shares;

            (i) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors or employees, or the declaration, payment, or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person;

            (j) acquisition, sale or transfer of any material asset of the Company other than in the ordinary course of business;

            (k) amendment or termination of any material contract, agreement or license to which the Company is a party;

            (l) loan by the Company to any person or entity, or guaranty by the Company of any loan;

            (m) waiver or release of any material right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

            (n) the commencement or notice or threat of commencement of any governmental proceeding against or investigation of the Company or its affairs, to the best of the Company's knowledge;

            (o) other event or condition of any character that has or might reasonably be expected to have a Material Adverse Effect on the Company;

            (p) issuance or sale by the Company of any of its shares or of any other of its securities except for issuances or sales as a result of exercises of stock options granted under the Company Stock Option Plan or rights previously granted to purchase shares of the Company's capital stock;

            (q)   change in pricing or royalties set or charged by the Company;
or

            (r) negotiation or agreement by the Company to do any of the things described in the preceding clauses (a) through (q) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

      2.9   Tax and Other Returns and Reports.

            (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

            (b)   Tax Returns and Audits.

                  (i) The Company as of the Closing Date will have prepared and timely filed or made a timely request for extension for all required federal, state, local and foreign returns, estimates, information statements and reports (collectively the "Returns") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

                  (ii) The Company as of the Closing Date: (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld and timely remitted with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld and remitted.

                  (iii) There are no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of the Company relating to or attributable to Taxes other than Liens for taxes not yet due and payable.

                  (iv) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is properly reflected on the Company's tax books and records.

                  (v) The Company has established (and until the Effective Time will establish) on its respective books and records reserves (to be specifically designated as an increase to current liabilities) that are adequate for the payment of all taxes not yet due and payable.

                  (vi) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Returns.

                  (vii) The Company is not a party to any tax-sharing or allocation agreement, nor does the Company owe any amount under any tax-sharing or allocation agreement.

      2.10 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon the Company which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of property by the Company or the conduct of business by the Company as currently conducted or as currently proposed to be conducted.

      2.11 Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.

            (a)   The Company neither owns nor leases any real property.

            (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens, charges, pledges, security interests or other encumbrances except for such imperfections of title and encumbrances, if any, which are not substantial in character, amount or extent, and which do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

            (c) Section 2.11(c) of the Company Disclosure Schedule set forth all equipment (the "Equipment") owned or leased by the Company. The Equipment is, taken as a whole, (i) adequate for the conduct of the business of the Company consistent with its past practice, (ii) suitable for the uses to which it is currently employed, (iii) in good operating condition, (iv) regularly and properly maintained, and (v) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business.

      2.12 Intellectual Property. The "Company Intellectual Property Rights" include all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, internet domain names, trade secrets, maskworks, net lists, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are used or currently proposed to be used in the business of the Company as currently conducted. Section 2.12 of the Company Disclosure Schedule sets forth a non-exclusive list of all patents, trademarks, copyrights, trade names and service marks, and any applications for registration or registrations therefor, included in the Company Intellectual Property Rights, and specifies the jurisdictions in which any such registration has been filed, including the respective registration or application numbers, dates and the names of all registered owners. Section 2.12 of the Company Disclosure Schedule also sets forth a list of the Company's currently marketed software products and an indication as to which, if any, of such software products have been registered for copyright protection with the United States Copyright Office and any foreign offices and by whom such items have been registered. The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement described in Section 2.12 of the Company Disclosure Schedule. The Company is either (i) the sole and exclusive owner of, with all right, title and interest in and to (free and clear of any liens or encumbrances), the Company Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or (ii) is a licensee of such Company Intellectual Property Rights used in the business of the Company as currently conductd. No claims with respect to the Company Intellectual Property Rights have been asserted or, to the knowledge of the Company, are threatened by any person, nor does the Company know of any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company infringes on any copyright, patent, trade mark, service mark or trade secret, (ii) against the use by the Company of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted or as proposed to be conducted, or (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights. All registrations for trademarks, service marks and copyrights held by the Company are valid and subsisting. There is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company. The Company (i) has not been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party and which has not been finally terminated prior to the date hereof, (ii) has no knowledge of any such charge or claim and (iii) has no knowledge of any infringement liability with respect to, or infringement or violation by, the Company of any patent, trademark, service mark, copyright, trade secret or other proprietary right of another. None of the Company Intellectual Property Rights are subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the use or licensing thereof by the Company. The Company has not entered into any agreement to indemnify any other person against any charge of infringement of any of the Company Intellectual Property Rights.

      2.13  Agreements, Contracts and Commitments. Except as disclosed in
Section 2.13 of the Company Disclosure Schedule, the Company does not have and is not a party to:

            (a)   any collective bargaining agreements,

            (b) any agreements that contain any unpaid severance liabilities or obligations,

            (c) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements,

            (d) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization, not terminable by the Company on thirty days notice without liability, except to the extent general principles of wrongful termination law may limit the Company's ability to terminate employees at will,

            (e) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

            (f)   any fidelity or surety bond or completion bond,

            (g) any lease of personal property having a value individually in excess of $5,000,

            (h) any agreement of indemnification or guaranty not entered into in the ordinary course of business,

            (i) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or compete with any person,

            (j) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $5,000,

            (k) any agreement, contract or commitment relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise,

            (l) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (h) hereof,

            (m) any purchase order or contract for the purchase of raw materials or acquisition of assets involving $5,000 or more,

            (n)   any construction contracts,

            (o)   any distribution, joint marketing or development agreement,

            (p) any other agreement, contract or commitment which involves $50,000 or more and is not cancelable without penalty within thirty (30) days, or

            (q) any agreement which is otherwise material to the Company's business.

      The Company has not breached, or received in writing any claim or threat that it has breached, any of the terms or conditions of any material agreement, contract or commitment to which it is bound (including those set forth in any of the lists separately certified by the Company) in such manner as would permit any other party to cancel or terminate the same.

      2.14 Interested Party Transactions. Except as disclosed in Section 2.14 of the Company Disclosure Schedule, no officer or director of the Company or person who owns at least ten percent (10%) of the outstanding stock of the Company (nor any parent, child or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products which the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity which purchases from or sells or furnishes to, the Company, any goods or services, or (iii) a beneficial interest in any contract or agreement described in Section 2.13; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.14.

      2.15 Governmental Authorization. Section 2.15 of the Company Disclosure Schedule accurately lists each material federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization issued to the Company (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "Company Authorizations"), which Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties.

      2.16 Litigation. To the best of the Company's knowledge, there is no action, suit, claim or proceeding of any nature pending, or to the Company's knowledge, threatened against the Company, its properties or any of its officers or directors, in their capacities as agents of the Company. To the best of the Company's knowledge, there is no investigation pending or, to the Company's knowledge, threatened against the Company, its properties or any of its officers or directors, in their capacities as agents of the Company by or before any governmental entity. To the best of the Company's knowledge, no governmental entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

      2.17 Minute Books. The minute books of the Company made available to counsel for Parent contain complete and accurate minutes of all meetings of directors and shareholders or actions by written consent since the time of incorporation of the Company.

      2.18 Brokers' and Finders' Fees. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      2.19 Insurance. The Company has no insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company.

      2.20 Compliance With Laws. Except as disclosed in Section 2.20 of the Company Disclosure Schedule, and except as to matters of which the Company is not aware and which do not either individually or in the aggregate result in a Material Adverse Effect with respect to the Company, the Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business.

      2.21 Complete Copies of Materials. The Company has delivered or made available true and complete copies of each document (or summaries of same) which has been requested by Parent or its counsel.

      2.22 Binding Agreements; No Default. Each of the contracts, agreements and other instruments shown on the Exhibits or on any lists or statements set forth in the Company Disclosure Schedule to which the Company is a party is a legal, binding, and enforceable obligation by or against the Company (assuming such contract, agreement or instrument has been duly authorized, executed and delivered by the other party(ies) thereto and except to the extent that its non-enforceability would not have a Material Adverse Effect on the Company), and no party with whom the Company has an agreement or contract is, to the Company's knowledge, in material default thereunder or has breached any material terms or provisions thereof (subject to all applicable bankruptcy, insolvency, reorganization and other laws applicable to creditors' rights and remedies and to the exercise of judicial discretion in accordance with general principles of equity).

      2.23  Environmental Matters.

            (a) Hazardous Material. Except as set forth in Schedule 2.23, the Company has not: (i) operated any underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (ii) illegally released any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law as radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding janitorial supplies properly and safely maintained. Except as set forth in Schedule 2.23, no Hazardous Materials are present, as a result of the deliberate actions of the Company or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

            (b)   Hazardous Materials Activities. Except as set forth in
Schedule 2.23, the Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior on or before the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

            (c) Permits. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

            (d) Environmental Liabilities. Except as set forth in Schedule 2.23(d), no action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the Company's knowledge, threatened against the Company concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company and the Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

      2.24  Employee Matters and Benefit Plans.

            (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 2.24(a)(i) below (such definition shall only apply to this Section 2.24), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                  (i) "Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

                  (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                  (iii) "Company Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which the Company or any Affiliate has or may have any material liability contingent or otherwise;

                  (iv) "Employee" shall mean any current, former, or retired employee, officer, or director of the Company or any Affiliate;

                  (v) "Employee Agreement" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement or contract between the Company or any Affiliate and any Employee or consultant;

                  (vi)  "IRS" shall mean the Internal Revenue Service;

                  (vii) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

                  (viii) "Pension Plan" shall refer to each Company Employee Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

            (b) Schedule. Schedule 2.24(b) contains an accurate and complete list of each Company Employee Plan and each Employee Agreement, together with a schedule of all liabilities under any Employee Agreement, whether or not accrued, under each such Company Employee Plan or Employee Agreement. The Company does not have any stated plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement.

            (c) Documents. The Company has provided access to Parent (i) correct and complete copies of all documents embodying or relating to each Company Employee Plan and each

Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Company Employee Plan; (vii) in the case of Multiemployer Plans, all valuation reports, summaries of contributions and statements or schedules or notices of liabilities received from such Multiemployer Plan at any time during the three years preceding the date of this Agreement; (viii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; and (ix) all registration statements and prospectuses prepared in connection with each Company Employee Plan.

            (d) Employee Plan Compliance. Except as set forth on Schedule 2.24(d), (i) the Company has performed in all material respects all obligations required to be performed by it under each Company Employee Plan and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code;
(ii) no "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan;
(iii) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; and (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred pursuant to an amendment or a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vi) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

            (e) Pension Plans. Except as set forth in Schedule 2.24(e), the Company does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

            (f) Multiemployer Plans. Except as set forth in Schedule 2.24(f), at no time has the Company contributed to any Multiemployer Plan.

            (g) The Company has paid all premiums (and interest charges and penalties for late payment, if applicable) due the Pension Benefit Guarantee Corporation ("PBGC") with respect to each Pension Plan for each plan year they are up for which premiums are required. The Company has not engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA. There has been no "reportable event" (as defined in Section 4043(b) of ERISA and the PBGC regulations under such Section) with respect to any Pension Plan. No filing has been made by the Company with the PBGC, and no proceeding has been commenced by the PBGC, to terminate any Pension Plan. No condition exists and no event has occurred that would constitute grounds for the termination of any Pension Plan by the PBGC. The Company has not, at any time, (1) ceased operations in a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (2) withdrawn as a substantial employer so as to become subject to provisions of Section 4063 of ERISA, or (3) ceased to making contributions on or before the effective date to any Pension Plan subject to Section 4064(a) of ERISA to which the Company made contributions during the six years prior to the effective date. The Company has not incurred any material liability at any time under Title IV of ERISA arising in Multiemployer Plan covered or previously covered by Title IV of ERISA. If a "complete withdrawal" by the Company were to occur as of the Closing Date with respect to all Multiemployer Plans, the Company would not incur any withdrawal liability under Title IV of ERISA.

            (h)   No Post-Employment Obligations. Except as set forth in
Schedule 2.24(h), no Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute.

            (i)   Effect of Transaction.

                  (i) Except as set forth on Schedule 2.24(i)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                  (ii) Except as set forth on Schedule 2.24(i)(ii), no payment or benefit which will or may be made by the Company or any of its affiliates with respect to any Employee will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(1) of the Code.

            (j) Employment Matters. The Company (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

            (k) Labor. No work stoppage or labor strike against the Company is pending or, to the best knowledge of the Company, threatened. Except as set forth in Schedule 2.24(k), the Company is not involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in a material liability to the Company or the loss of a material benefit by the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a material liability to the Company or the loss of a material benefit by the Company. Except as set forth in Schedule 2.24(k), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

      2.25 Representations Complete. None of the representations or warranties made by the Company, nor any statement made in any list or other statement separately certified by the Company, Exhibit or certificate furnished by the Company pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain any untrue statement of a material fact at the Effective Time, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

      2.26 Third Party Consents. No consent or approval is needed from any third party except as disclosed in Section 2.26 of the Company Disclosure
Schedule in order to effect the Merger, this Agreement or any of the transactions contemplated hereby.


                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

      Parent and Merger Sub represent and warrant to the Company, Michael Venerable and Matthew Comstock, subject to the exceptions previously certified in writing by Parent or Merger Sub, as follows:

      3.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company and Merger Sub are duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on the business, assets (including intangible assets), financial condition, results of operations or prospects of the Company and Merger Sub, as appropriate. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted. Parent has delivered a true and correct copy of the Certificate or Articles of Incorporation and Bylaws of each of Parent and Merger Sub, as amended to date, to counsel for the Company.

      3.2   Capital Structure.

            (a) The authorized stock of Parent consists of 25,000,000 shares of Common Stock, par value $0.001 of which 3,461,284 shares were issued and outstanding as of February 11, 1998, and 15,555,555 shares of Preferred Stock, 12,435,415 of which are issued or outstanding as of February 11, 1998. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $0.001, 1,000 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. A warrant to purchase 70,000 shares of Common Stock has been granted, for which the Company has reserved 70,000 shares of Common Stock for issuance. A warrant to purchase 42,222 shares of Series A Preferred Stock has been granted, for which the Company has reserved 42,222 shares of Series A Preferred Stock for issuance upon the exercise of such warrant and 42,222 shares of Common Stock for issuance upon the conversion of such Series A Preferred Stock. Warrants to purchase an aggregate of 60,695 shares of Series B Preferred Stock have been granted, for which the Company has reserved 60,695 shares of Series B Preferred Stock for issuance upon the exercise of such warrants and 60,695 shares of Common Stock for issuance upon the conversion or such Series B Preferred Stock. A warrant to purchase 22,400 shares of Series C Preferred Stock has been granted, for which the Company has reserved 22,400 shares of Series C Preferred Stock for issuance upon the exercise of such warrant and 22,400 shares of Common Stock for issuance upon the conversion of such Series C Preferred Stock. As of February 11, 1998, there were 2,800,000 shares of Common Stock reserved for issuance under the Company's Amended 1995 Stock Plan and 268,255 shares of Common Stock issued which were not under the Company's Amended 1995 Stock Plan. Except as set forth above, there are no other options, warrants or other rights to purchase any of the Company's authorized and unissued capital stock.

            (b) The shares of Parent Preferred Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, non-assessable.

      3.3 Authority. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under (i) any provision of the Certificates of Incorporation or Bylaws of Parent and Merger Sub or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent and Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Merger Agreement with the California and Delaware Secretaries of State, (ii) any filings as may be required under applicable state and federal securities laws and the laws of any foreign country, and (iii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on Parent.

      3.4 Representations Complete. None of the representations or warranties made by Parent herein, nor any statement made in any list or other statement separately certified by Parent, or in any Exhibit or certificate furnished by Parent pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain any untrue statement of a material fact at the Effective Time, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

      3.5 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent has received any notice of assertion or as to which Parent has a reasonable basis to expect such notice of assertion, against Parent which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement or which could reasonably be anticipated to have a Material Adverse Effect on Parent.

      3.6 Broker's and Finders' Fees. Parent has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Merger or any transaction contemplated hereby.

      3.7 Parent Financial Statements. Parent has delivered to the Shareholders a copy of Parent's audited financial statements for the year ended December 31, 1997 (the "Financial Statements").

      3.8 No Undisclosed Liabilities. As of December 31, 1997, Parent did not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate are material and (i) have not been reflected in the Financial Statements, (ii) have not been specifically described in this Agreement or in the Schedules hereto or (iii) are not normal or recurring liabilities incurred since December 31, 1997 in the ordinary course of business consistent with past practices.

      3.9 No Changes. Since the date of the Financial Statements there has not been, occurred or arisen any:

            (a) material adverse change in the financial condition, liabilities, assets, business, or prospects of the Parent;

            (b) destruction, damage to, or loss of any assets of the Parent (whether or not covered by insurance) that constitutes a Material Adverse Effect on the Parent;

            (c) labor trouble or claim of wrongful discharge of which the Parent has received written notice or of which the Parent is aware, or other unlawful labor practice or action;

            (d) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Parent;

            (e)   revaluation by the Parent of any of its assets;

            (f) declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of the Parent, or any direct or indirect redemption, purchase or other acquisition by the Parent of any of its shares;

            (g) acquisition, sale or transfer of any material asset of the Parent other than in the ordinary course of business other than as contemplated in this Agreement;

            (h) loan by the Parent to any person or entity, or guaranty by the Parent of any loan;

            (i) waiver or release of any material right or claim of the Parent, including any write-off or other compromise of any account receivable of the Parent;

            (j) the commencement or notice or threat of commencement of any governmental proceeding against or investigation of the Parent or its affairs, to the best of the Parent's knowledge;

            (k) other event or condition of any character that has or might reasonably be expected to have a Material Adverse Effect on the Parent;

            (l) negotiation or agreement by the Parent to do any of the things described in the preceding clauses (a) through (k) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

      3.10  Tax Returns and Audits.

                  (i) The Parent as of the Closing Date will have prepared and timely filed or made a timely request for extension for all required federal, state, local and foreign returns, estimates, information statements and reports (collectively the "Returns") relating to any and all Taxes concerning or attributable to the Parent or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

                  (ii) The Parent as of the Closing Date: (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld and timely remitted with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld and remitted.

                  (iii) There are no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of the Parent relating to or attributable to Taxes other than Liens for taxes not yet due and payable.

                  (iv) The Parent's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is properly reflected on the Parent's tax books and records.

                  (v) The Parent has established (and until the Effective Time will establish) on its respective books and records reserves (to be specifically designated as an increase to current liabilities) that are adequate for the payment of all taxes not yet due and payable.

                  (vi) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Returns.

                  (vii) The Parent is not a party to any tax-sharing or allocation agreement, nor does the Parent owe any amount under any tax-sharing or allocation agreement

      3.12 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon Parent which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent, any acquisition of property by Parent or the conduct of business by Parent as currently conducted or as currently proposed to be conducted.

      3.13 Intellectual Property. Parent (i) has not been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party and which has not been finally terminated prior to the date hereof, (ii) has no knowledge of any such charge or claim or (iii) has no knowledge of any infringement liability with respect to, or infringement or violation by, Parent of any patent, trademark, service mark, copyright, trade secret or other proprietary right of another.

      3.14 Compliance With Laws. Parent has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business.

      3.11  Agreements, Contracts and Commitments. Except as disclosed in
Schedule 3.11, the Parent does not have and is not a party to:

            (a)   any collective bargaining agreements,

            (b) any agreements that contain any unpaid severance liabilities or obligations,

            (c) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements,

            (d) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization, not terminable by the Parent on thirty days notice without liability, except to the extent general principles of wrongful termination law may limit the Parent's ability to terminate employees at will,

            (e) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

            (f)   any fidelity or surety bond or completion bond,

            (g) any lease of personal property having a value individually in excess of $75,000,

            (h) any agreement of indemnification or guaranty not entered into in the ordinary course of business,

            (i) any agreement, contract or commitment containing any covenant limiting the freedom of the Parent to engage in any line of business or compete with any person,

            (j) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $75,000,

            (k) any agreement, contract or commitment relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise,

            (l) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (h) hereof,

            (m) any purchase order or contract for the purchase of raw materials or acquisition of assets involving $75,000 or more,

            (n)   any construction contracts,

            (o) any distribution, joint marketing or development agreement other than entered in to in the ordinary course of business,

            (p) any other agreement, contract or commitment which involves $75,000 or more and is not cancelable without penalty within thirty (30) days, or

            (q) any agreement which is otherwise material to the Parent's business.

      The Parent has not breached, or received in writing any claim or threat that it has breached, any of the terms or conditions of any material agreement, contract or commitment to which it is bound (including those set forth in any of the lists separately certified by the Parent) in such manner as would permit any other party to cancel or terminate the same.


                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

      4.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and taxes when due subject (i) to good faith disputes over such debts or taxes and (ii) in the case of taxes, to Parent's consent to the filing of material Returns if applicable, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact the Company's present business organizations, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that the Company's goodwill and ongoing businesses shall be unimpaired at the Effective Time. The Company shall promptly notify Parent of any event or occurrence not in the ordinary course of business of the Company which could have a Material Adverse Effect on the Company. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Parent:

            (a) Except pursuant to existing contractual provisions of options outstanding on the date hereof and which are disclosed in writing pursuant to
Section 2.2, accelerate, amend or change the period of exercisability of options or restricted stock granted under the employee stock plans of the Company or authorize cash payments in exchange for any options granted under any of such plans;

            (b) Enter into any commitment or transaction (i) which requires performance over a period longer than six months in duration except transactions in the ordinary course of business, or

(ii) to purchase fixed assets for a purchase price in excess of $5,000; except as mutually agreed by Parent and the Company and set forth on a separate certificate;

            (c) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except (x) payments made pursuant to standard written agreements outstanding on the date hereof and as disclosed on
Schedule 2.13 or (y) in the case of employees who do not have standard written agreements, payments of up to two months salary;

            (d) Transfer to any person or entity any rights to the Company's Intellectual Property other than nonexclusive object code licenses except as mutually agreed by Parent and the Company and set forth on a separate certificate;

            (e) Enter into or amend any agreements pursuant to which any other party is granted marketing or other rights of any type or scope with respect to any products or technology of the Company, except as mutually agreed by Parent and the Company and set forth on a separate certificate;

            (f) Violate, amend or otherwise modify the terms of any of the contracts set forth in the Company Disclosure Schedule;

            (g)   Commence any litigation;

            (h) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to the Company;

            (i) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the repurchase of shares of the Company's Common Stock from terminated employees pursuant to the terms of restricted stock purchase agreements and the issuance of shares of the Company's Common Stock pursuant to the exercise of Company Incentive Options (as defined below) outstanding as of the date of this Agreement;

            (j) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

            (k) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

            (l) Sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of the Company, except in the ordinary course of business, except as mutually agreed by Parent and the Company and set forth on a separate certificate;

            (m) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others except with respect to an existing lease line in an amount not more than $5,000;

            (n) Adopt or amend any employee benefit plan, or enter into any employment contract except for offer letters in the Company's standard form for newly hired employees, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

            (o) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

            (p) Pay, discharge or satisfy in an amount in excess of $5,000 in any one case any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements (or the notes thereto);

            (q) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Return or any amendment to a material Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

            (r) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (q) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder.

      4.2 No Solicitation. After the date of this Agreement and prior to the Effective Date, the Company will not (nor will the Company permit any of the Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees:

            (a) solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal to acquire all or substantially all of the Company's business and properties or to purchase or acquire capital stock of the Company whether by merger, purchase of assets, tender offer or otherwise (an "Acquisition"),

            (b) disclose any information not customarily disclosed to any person other than its attorneys or financial advisors concerning the Company's business and properties or afford to any person or entity access to its properties, books or records, or

            (c) assist or cooperate with any person to make any proposal to purchase all or any part of the Company's capital stock or assets, other than licensing of software in the ordinary course of business (a "Purchase"), provided, however, that the Company may participate in negotiations with, or furnish information to, a party other than Parent or its designees who has made a written Acquisition or Purchase offer or proposal if the Company's Board of Directors, upon receipt of a written opinion from its outside counsel, determines that failure to do so would constitute a breach of the Board's fiduciary duty under applicable law.

      In the event the Company shall receive any such written offer or proposal, directly or indirectly, of the type referred to in clause (a) or (c) above, or any request for disclosure or access pursuant to clause (b) above, the Company party shall immediately inform Parent as to all material facts relating to any such offer or proposal (including the identity of the party making such offer or proposal and the specific terms thereof) and will cooperate with Parent by furnishing any information it may reasonably request.

      4.3 Strategic Agreements. The Company agrees that it will not without the prior written consent of Parent, which consent will not be unreasonably withheld, enter into any strategic alliance, joint development or joint marketing agreement during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

      5.1 Resolutions of Company Shareholders. The Company shall promptly after the date hereof take all action necessary in accordance with Virginia Law, and the Company's Articles of Incorporation and Bylaws to prepare and solicit an Action By Written Consent of the Company Shareholders. The Company shall use its best efforts to obtain the approval of the shareholders of the Company for the Merger and shall take all other action necessary or advisable to secure the vote or consent of its shareholders required by Virginia Law to effect the Merger.

      5.2 Access to Information. The Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of the Company's properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel of the Company as Parent may reasonably request. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. Parent shall provide the Company with copies of such publicly available information about Parent as the Company may request and shall provide the Company with reasonable access to its Chief Executive Officer, Chief Financial Officer and Vice President, Marketing in this connection. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

      5.3 Expenses. In the event the Merger is not consummated, all expenses incurred in connection with the Merger and this Agreement shall be the obligation of the party incurring such expenses; provided if the Merger shall fail to close for any reason within the control of the Company or Parent, such party shall reimburse the other for all expenses incurred in connection with the Merger and this Agreement.

      5.4 Public Disclosure. Unless otherwise required by law, prior to the Effective Time no disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld, subject, in the case of Parent, to Parent's obligation to comply with applicable securities laws.

      5.5 Consents. Each of Parent and the Company shall promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, and the Company shall use its best efforts to obtain all necessary consents, waivers and approvals under any of the Company's material agreements, contracts, licenses or leases in connection with the Merger. All such necessary consents are set forth in Section 2.26 of the Company Disclosure Schedule.

      5.6 FIRPTA. Upon request by Parent after the Effective Time, the Company shall use its best efforts to deliver to the Internal Revenue Service a notice that it is not a "United States Real Property Holding Corporation" as defined in and in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

      5.7 Legal Requirements. Each of Parent, Merger Sub and the Company will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

      5.8 Blue Sky Laws. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Preferred Stock pursuant hereto. The Company shall use its best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Preferred Stock pursuant hereto.

      5.9 Best Efforts; Additional Documents and Further Assurances. Each of the parties to this Agreement shall each use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

      5.10 Indemnification. Parent shall either (i) cause the Company to continue to indemnify or (ii) directly indemnify the persons who are currently officers and directors of the Company substantially in accordance with the Bylaws of the Company as they are currently in effect for action or inaction by such person prior to the Merger. For so long as the insurer under the Company's officer and director indemnification insurance policy is willing to continue such insurance policy after the Merger at approximately the same premium as currently in effect, the Parent shall continue such policy in effect until the third anniversary of the Closing.

      5.11 Employee Agreements. Each employee of and consultant to the Company will sign promptly a Proprietary Rights and Confidentiality Agreement in Sagent's standard form.


                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

      6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by all of the Shareholders of the Company entitled to vote and the sole shareholder of Merger Sub.

            (b) Board Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the Board of Directors of the Company, Parent and Merger Sub.

            (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or limiting or restricting the operation of the business of the Company following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

            (d) Employment and Non-Competition Agreements. Parent shall have entered into employment and non-competition agreements with Michael Venerable and Matthew Comstock substantially in the form attached hereto as Exhibit F.

            (e) Approval. Parent, Company and Merger Sub shall have timely obtained all necessary approvals from Governmental Entities.

            (f) Option Exercises. The holders of all of the outstanding options of the Company shall have exercised such options.

      6.2 Additional Conditions to Obligations of Company. The obligations of the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

            (a) Representations, Warranties and Covenants. The representations and warranties of Parent in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and Parent shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

            (b) Certificate of Parent. The Company shall have been provided with a certificate executed on behalf of Parent by its President or its Chief Financial Officer to the effect that, as of the Effective Time:

                  (i) all representations and warranties made by Parent and Merger Sub under this Agreement are true and complete in all material respects;

                  (ii) all covenants, obligations and conditions of this Agreement to be performed by Parent and Merger Sub on or before such date have been so performed in all material respects; and

                  (iii) the transactions contemplated by this Agreement have been approved by the Board of Directors of Parent.

            (c) Legal Opinion. The Company shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Parent, substantially in the form of Exhibit G hereto.

      6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

            (a) Representations, Warranties and Covenants. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and the Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

            (b) Certificate of the Company. Parent shall have been provided with a certificate executed on behalf of the Company by its President to the effect that, as of the Effective Time:

                  (i) all representations and warranties made by the Company under this Agreement are true and complete in all material respects;

                  (ii) all covenants, obligations and conditions of this Agreement to be performed by the Company on or before such date have been so performed in all material respects; and

                  (iii) attached to such certificate are true and correct copies of the Company's Articles of Incorporation, as certified by the Virginia Secretary of State, Bylaws and resolutions of the Company's Board of Directors and Shareholders approving the transactions contemplated by this Agreement.

            (c) Third Party Consents. Parent shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in order to assign the agreements listed pursuant to Section 5.5.

            (d) Legal Opinion. Parent shall have received a legal opinion from legal counsel to the Company, in substantially the form of Exhibit G.

            (e) No Material Adverse Changes. There shall not have occurred any material adverse change in the business, properties, results of operations or financial condition of the Company since February 25, 1998;

            (f) Dissenters. No holders of the Company's Common Stock shall have exercised, or shall continue to have the right to exercise, dissenters' rights with respect to the transactions contemplated by this agreement.

            (g) Resignation of Current Directors and Officers of the Company. Parent shall have received letters of resignation of all of the directors and officers of the Company effective as of the Effective Time.

            (h) Assignment. All right, title and interest in and to all assets of the Company are properly assigned to Buyer.

            (i) No Distributions or Adjustments. No cash distributions or compensation adjustments prior to the Effective Time other than such cash distributions or compensation adjustments made pursuant to agreements outstanding as of the date hereof or pursuant to standard corporate policies in effect on the date hereof.

                                   ARTICLE VII

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

      7.1 Survival of Representations and Warranties. All representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger and continue for a period ending on the date which is thirty (30) days after such time as Parent's outside public accounting firm has released its annual audit of the consolidated financial statements applicable to the Parent for the period ending December 31, 1998 (such date, the "Escrow Release Date"), subject to Section 7.3 hereof; provided, however, that as to the Shareholders the representations and warranties relating or pertaining to Taxes set forth in Section 2.9 hereof, shall survive until ninety (90) days following the expiration of all applicable statutes of limitations governing the Company's Taxes or Returns.

      7.2 Agreement to Indemnify. Michael P. Venerable and Matthew C. Comstock (the "Indemnifying Shareholders"), severally but not jointly, hereby agree to indemnify and hold Parent, Merger Sub and their affiliates harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation (hereinafter individually a "Loss" and collectively "Losses") incurred by Parent as a result of (i) any breach of a representation, warranty or obligation of the Company contained in Article II herein, (ii) any failure by the Company to perform or comply with any covenant contained herein, (iii) failure to disclose requested material information which is known or should be known during the due diligence process, or (iv) delivery of incorrect or misleading material information during the due diligence process; provided, that no such representation or warranty shall be deemed breached (for purposes of this Article VII only and not for purposes of the conditions to the obligations of Parent to effect the Merger under Article VI) with respect to information disclosed in the Company Disclosure Schedule delivered by the Company at the Closing to the extent such schedule provides exceptions to any representation or warranty. Parent shall be entitled to recover from the Escrow Fund as defined in Section 7.4 hereof, for any Loss pursuant to the terms hereof.

      7.3   Expiration of Indemnification.

            (a) Except as otherwise provided in Section 7.3(b), the indemnification obligations of the Indemnifying Shareholders under Section 7.2 shall terminate at 5:00 p.m., Pacific Standard Time, on the Escrow Release Date but shall not terminate as to any Loss asserted in good faith pursuant to
Section 7.7 on or prior to such date.

            (b) The indemnification obligations of the Indemnifying Shareholders under Section 7.2 related to Taxes or a breach of the representations and warranties contained in Section 2.9 shall terminate 90 days following the expiration of all applicable statutes of limitations relating to Taxes subject to the claim of indemnification hereunder, but shall not terminate as to a Loss (or a potential claim by an appropriate party) asserted in good faith prior to such date; provided however that no claim for indemnification with regard to the Indemnifying Shareholders shall terminate with respect to any Loss arising due to any willful or grossly negligent breach of any representation or warranty contained in Section 2.9.

      7.4   Escrow Fund.

            At the Effective Time, Parent, Merger Sub, Company, the Shareholders Agent, on behalf of the Indemnifying Shareholders, and the Escrow Agent shall execute the Escrow Agreement, and the Parent shall deposit with the Escrow Agent the sum of $150,000 (the "Escrow Cash") to be held in the Escrow Fund and administered in accordance with the Escrow Agreement. The Escrow Agent shall administer the Escrow Fund, as it may exist from time to time, on behalf of Parent, Merger Sub, Company and Indemnifying Shareholders, for the purposes of securing Company and Indemnifying Shareholders indemnity obligations under
Article VII hereof.

      7.5 Termination of Escrow Fund. Subject to the resolution of pending claims asserted pursuant to Section 7.7 prior to the expiration of the Escrow Fund and the resolution of conflicts arising from such claims under Section 7.9(c) hereof, the Escrow Fund shall remain in existence during the period of time (the "Escrow Period") between the effectiveness of the Merger and 5:00 p.m., Pacific Standard Time, on the Escrow Release Date.

      7.6 Protection of Escrow Fund. The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

      7.7 Claims Upon Escrow Fund. Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"):

            (a) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay Losses in an aggregate stated amount to which Parent is entitled to indemnity pursuant to this Agreement, and

            (b) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Sections 7.8 and 7.9 hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, an amount equal to such Losses as indemnity out of the Escrow Fund; provided, however, that with respect to Losses Parent reasonably anticipates it will have to pay, Escrow Cash shall not be delivered to Parent by the Escrow Agent until such time as Parent actually must pay such Losses.

      7.8 Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate simultaneously shall be delivered to the Shareholders' Agent and for a period of fifteen (15) days after such delivery to the Agent, the Escrow Agent shall make no delivery of Escrow Cash pursuant to Section 7.7 hereof unless the Escrow Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such fifteen (15) day period, the Escrow Agent shall make delivery of any payments out of the Escrow Fund required pursuant to Section 7.7, provided that no such payment, delivery or reduction may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such fifteen (15) day period.

      7.9   Resolution of Conflicts.

            (a) In case the Shareholders' Agent shall so object in writing to the indemnity of Parent in respect of any claim or claims made in any Officer's Certificate in compliance with Section 7.9 above, the Shareholders' Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute any Escrow Cash in accordance with the terms thereof.

            (b) If no such agreement can be reached after good faith negotiation, attempts at resolution will be made by a person to person meeting between the president of Parent and the Shareholders' Agent. If the Parent and the Shareholders' Agent cannot reach agreement within two (2) business days after such meeting, Parent shall within thirty (30) additional calender days submit the claims at issue to binding arbitration under the then effective rules of commercial arbitration of the American Arbitration Association ("AAA"). If Parent does not timely submit such dispute to AAA then, after the expiration of the thirty (30) calender day period, the applicable Officer's Certificate(s) will be deemed withdrawn by Parent and shall not be the basis for the Escrow Agent withholding any payments out of the Escrow Fund at the end of the Escrow Period. Any arbitration initiated under this

Section 7.9(b) shall be concluded within sixty (60) calendar days from the date that it is submitted to AAA.

      Notwithstanding the foregoing, either Parent or the Shareholders' Agent are free to initiate litigation in court, but only to the extent necessary to seek a temporary restraining order or other equivalent emergency injunction relief. Thereafter, the matter shall be stayed and resolved in the arbitration as set forth above. In the event any litigation is initiated in compliance with this Section 7.9(b), the parties agree jointly to stipulate to the arbitration or court that all proceedings in such action be kept confidential. The Escrow Agent shall be entitled to act in accordance with any final decision of the arbitrator or court and make or withhold payments out of the Escrow Fund in accordance therewith.

            (c) Any litigation initiated pursuant to Section 7.9(b) shall be brought in the state or federal courts of Santa Clara County, California. The non-prevailing party to any arbitration or litigation shall pay its own expenses and the reasonable expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration or litigation. If the Shareholders' Agent (or the Indemnifying Shareholders, if not represented by Shareholders' Agent in such litigation) are the non-prevailing party, the Parent shall be entitled to recover such expenses solely from the Escrow Fund. Unless the Escrow Fund is otherwise exhausted, the Shareholders' Agent shall also be entitled to recover the reasonable expenses, including without limitation reasonable attorney's fees and costs, actually incurred by him on behalf of the Indemnifying Shareholders in the event that the Indemnifying Shareholders are the non-prevailing party after the expiration of the Escrow Period and subject to any outstanding but unresolved claims asserted pursuant to the provisions of
Section 7.7. In such event, Shareholders' Agent shall deliver a written notice ("Expense Notice") concurrently to Escrow Agent and each Indemnifying Shareholder on the date the Escrow Release Date, indicating the amount and nature of expenses incurred by Shareholders' Agent. Escrow Agent shall be entitled to rely on such Expense Notice, and each Indemnifying Shareholder acknowledges and agrees that Escrow Agent is directed and authorized to deliver to Shareholders' Agent an amount of Escrow Cash to cover Agent's expenses promptly upon receipt of the Expense Notice. In the event that the Escrow Fund is exhausted before the Shareholders' Agent can recover all such expenses, the other Indemnifying Shareholders agree to contribute their pro rata share (calculated based on the respective percentages of Escrow Cash to which they are entitled.

      7.10 Distribution Upon Termination of Escrow Period. Subject to the resolution of pending claims asserted pursuant to Section 7.7 and the resolution of conflicts arising from such claims under Section 7.9 hereof promptly following termination of the Escrow Period, the Escrow Agent shall deliver to the Indemnifying Shareholders all of the Escrow Cash necessary according to the instructions of the Shareholders' Agent (substantially in the form attached hereto as Exhibit D). As soon as all such claims have been resolved in accordance with the provisions of this Article VII, the Escrow Agent shall deliver to the Indemnifying Shareholders all funds remaining in the Escrow Fund according to the instructions of the Shareholders' Agent; provided, however, that to the extent that such claims are for amounts that are less than the amounts represented by the remaining Escrow Funds, then at the expiration of the Escrow Period, the Escrow Agent shall deliver to the Indemnifying Shareholders the amount of Escrow

Cash remaining in the Escrow Fund in excess of the amount necessary to secure Parent's indemnification rights against the Escrow Cash arising from such claims according to the instructions of the Shareholders' Agent.

      7.11  Shareholders' Agent; Power of Attorney.

            (a) At the Effective Time Michael Venerable shall be constituted and appointed as Shareholders' Agent to serve as agent and attorney-in-fact for each Indemnifying Shareholder for purposes of this Article VII only to give and receive notices and communications, to authorize delivery to Parent of the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand dispute resolution pursuant to Section 7.9 and comply with orders of courts with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for his services. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Indemnifying Shareholders. If Michael Venerable shall die or otherwise become incapable of fulfilling his obligations as Shareholders' Agent hereunder, Matthew Comstock shall be the Shareholders' Agent.

            (b) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment. The Shareholders shall jointly and severally indemnify the Shareholders' Agent and hold the Shareholders' Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of the Shareholders' Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholders' Agent.

      7.12 Actions of the Shareholders' Agent. A decision, act, consent or instruction of the Shareholders' Agent with regard to the Article VII only shall constitute a decision of all the Indemnifying Shareholders, and shall be final, binding and conclusive upon each of the Indemnifying Shareholders, and the Escrow Agent and Parent may rely upon any decision, act, consent or instruction of Shareholders' Agent as being the decision, act, consent or instruction of each and all of the Shareholders. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

      7.13 Third-Party Claims. In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand against the Escrow Fund pursuant to Section 7.7, Parent shall notify the Shareholders' Agent of such claim, and the Shareholders' Agent and the Indemnifying Shareholders shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of Shareholders' Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of liability of the Indemnifying Shareholders. In the event that

Shareholders' Agent has consented pursuant to Section 7.12 to any such settlement and agreed in writing that a specified amount of the claim may be applied against the Escrow Fund, the Shareholders' Agent shall have no power or authority to object under Section 7.7 or any other provision of this Article VII to the amount of such claim by Parent against the Escrow Fund under Section 7.7 for indemnity with respect to such settlement.

      7.14  Escrow Agent's Duties.

            (a) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Shareholders' Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

            (b) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

            (c) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

            (d) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

      7.15 No Joint Liability; Maximum Liability. The liability of the Indemnifying Shareholders under this Article VII shall be several and not joint, and liability for any indemnification to which Parent may be entitled under this
Article VII shall be apportioned among the Indemnifying Shareholders in proportion to the aggregate consideration received by each Indemnifying Shareholder pursuant to Sections 1.6 and 1.7 as set forth in Exhibit A. Except as provided in Section 7.16, the total liability of the Shareholders under this
Article VII for Losses shall not exceed the Escrow Cash. Except as set forth in
Section 7.16, Parent agrees that it will look solely to the Escrow Fund for the satisfaction of its claims under the indemnity provided in Section 7.2 and agrees that no Indemnifying Shareholder shall be personally liable with respect to such claims beyond the interest of such Indemnifying Shareholder in the Escrow Fund; provided, however, that if Parent suffers a Loss for which it is entitled to indemnification under Section 7.3(b) after the termination and distribution of the Escrow Fund pursuant to Section 7.10, each Indemnifying Shareholder shall remain severally, but not jointly, liable for such Shareholder's proportionate share of such Loss, to the extent (but only to the extent) of the Escrow Cash previously distributed to each Indemnifying Shareholder from the Escrow Fund pursuant to Section 7.10.

      7.16 Remedies. The indemnity set forth in this Article VII and the Escrow Fund provided for herein are intended by the parties to this Agreement to apply only to those items for which indemnity is specifically provided in Section 7.2 and except as otherwise provided in this Section 7.16, resort to the Escrow Fund shall be the exclusive remedy of Parent for any Losses. The existence of this
Article VII and of the rights and restrictions set forth herein do not limit any other potential remedies of Parent with respect to any knowing, intentional and material misrepresentations of the Company, made in or pursuant to Article II or
Article III hereof, respectively on which Parent reasonably relied to its detriment.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

      8.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

            (a)   by mutual written consent of the Company and Parent;

            (b) by Parent if (i) it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and such breach has not been cured within five business days after written notice to the Company or (ii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would prohibit Parent's or the Company's ownership or operation of all or a material portion of the business of the Company, or compel Parent or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company or Parent as a result of the Merger.

            (c) by the Company if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and such breach has not been cured within five days after written notice to Parent;

            (d) by any party hereto if: (i) the Closing has not occurred by April 15, 1998; (ii) there shall be a final, non-appealable order of a federal or state court in effect preventing consummation of the Merger; (iii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make consummation of the Merger illegal; or (iv) if the Company's Shareholders do not approve the Merger.

      Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

      8.2   Effect of Termination.

            (a)   In the event of termination of this Agreement as provided in
Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub, the Company or the Shareholders or their respective officers, directors or Shareholders, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

      8.3 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

      8.4 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The Shareholders hereby appoint the Shareholders' Agent as agent and attorney-in-fact with respect to any action taken or required to be taken to effect an extension or waiver under this Agreement.


                                   ARTICLE IX

                               GENERAL PROVISIONS

      9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via telecopy to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)   if to Parent or Merger Sub, to:

                  Sagent Technology, Inc.
                  2225 E. Bayshore Road, Suite 100
                  Palo Alto, CA 94303
                  Attention:  Kenneth C. Gardner
                  Tel:     (650) 496-3107
                  Fax:     (650) 493-1290

                  with a copy to:

                  Wilson Sonsini Goodrich & Rosati, P.C.
                  650 Page Mill Road
                  Palo Alto, CA 94304-1050
                  Attention:  Arthur F. Schneiderman, Esq.
                  Tel:     (650) 493-9300
                  Fax:     (650) 493-6811

            (b)   if to the Company, to:

                  Talus, Inc.
                  3601 Eisenhower Avenue, Suite 130
                  Alexandria, VA 22304
                  Attention: Michael Venerable
                  with a copy to:

                  Jones & Blouch L.L.P.
                  1025 Thomas Jefferson St., N.W.
                  Suite 405 West
                  Washington, D.C.  20007
                  Attn:    John W. Blouch, Esq.
                  Tel:     (202) 223-3500
                  Fax:     (202) 223-4593

            (c) if to a Shareholder, to the address of such Shareholder listed on Exhibit A:

                  with a copy to:

                  Jones & Blouch L.L.P.
                  1025 Thomas Jefferson St., N.W.
                  Suite 405 West
                  Washington, D.C.  20007
                  Attn:    John W. Blouch, Esq.
                  Tel:     (202) 223-3500
                  Fax:     (202) 223-4593

            (d)   if to the Shareholders' Agent:

                  Michael P. Venerable
                  Talus, Inc.
                  3601 Eisenhower Avenue, Suite 130
                  Alexandria, VA 22304

                  with a copy to:

                  Jones & Blouch L.L.P.
                  1025 Thomas Jefferson St., N.W.
                  Suite 405 West
                  Washington, D.C.  20007
                  Attn:    John W. Blouch, Esq.
                  Tel:     (202) 223-3500
                  Fax:     (202) 223-4593

            (e)   if to the Escrow Agent, to:

                  Greater Bay Trust Company
                  400 Emerson Street
                  Palo Alto, CA  94301
                  Attention:       Anna Paiva
                  Facsimile:       (650) 473-1326
                  Telephone:       (650) 614-5720

      9.2 Interpretation. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

      9.4 Miscellaneous. This Agreement and the documents and instruments and other agreements among the parties hereto including all lists and statements separately certified in writing by the Company or Parent (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

      9.5 Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California. All parties hereto agree to service of documents commencing any suit therein may be made as provided in Section 9.1.

      9.6 Attorneys' Fees. Except as otherwise provided in Article VII, if any party to this Agreement brings an action against another party to this Agreement to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its reasonable costs and expenses, including attorneys' fees and costs, incurred in connection with such action, including any appeal of such action.

      9.7 Resolution of Disputes; Stipulation Regarding Confidentiality. Except as otherwise provided in Article VII, the parties hereto each agree to work together in good faith to resolve any disputes which may arise under this Agreement. Such attempts at resolution will be made at the level of a person to person meeting between the presidents of Parent and the Company, the Shareholders and the Shareholders' Agent. Each party agrees that it will not initiate any litigation against any other party hereto regarding the subject matter of this Agreement for at least sixty (60) days following such person to person meeting between the presidents of Parent and the Company, the Shareholders and the Shareholders' Agent except for (i) motions for a temporary restraining order or other preliminary equitable relief and (ii) circumstances in which a delay for such period would result in such action being barred as a result of the relevant statute of limitations expiring. In the event any litigation is initiated in compliance with this Section, the parties agree jointly to stipulate to the court that all proceedings in such action be kept confidential.

         9.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Shareholders, the Shareholders' Agent and the Escrow Agent (as to matters set forth in Article VII only) have caused this Agreement to be signed by themselves or their duly authorized respective officers, all as of the date first written above.

                             "PARENT"
                             SAGENT TECHNOLOGY, INC.



                             By: /s/  Kenneth C. Gardner
                                 -----------------------------------------------
                                 Kenneth C. Gardner
                                 President and Chief Executive Officer

                             "COMPANY"
                             TALUS, INCORPORATED



                             By: /s/ Michael P. Venerable
                                ------------------------------------------------
                             Name:  Michael P. Venerable
                                  ----------------------------------------------
                             Title:  President
                                   ---------------------------------------------

                             "MERGER SUB"
                             TALUS ACQUISITION CORP.



                             By: /s/ Kenneth C. Gardner
                                 -----------------------------------------------
                                 Kenneth C. Gardner
                                 President and Chief Executive Officer

                             MICHAEL P. VENERABLE



                             /s/ Michael P. Venerable
                             ---------------------------------------------------



             SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION

                               MATTHEW E. COMSTOCK



                             /s/ Matthew E. Comstock



                             "ESCROW AGENT"
                             Greater Bay Trust Company, as Escrow Agent


                             By: /s/ Anna M. Paiva
                                 -----------------------------------------------
                                 Anna M. Paiva, Assistant VP

                             SHAREHOLDERS AGENT



                             By: /s/ Michael P. Venerable
                                 -----------------------------------------------
                                 Michael P. Venerable




             SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION

                                    EXHIBIT A

                              SHAREHOLDERS OF TALUS


                                                                         -----------------------------------------------------
                                                                                        To Receive from Sagent        To be
-----------------------------------------------------------------------   Shares of   --------------------------    Deposited
      Employee Name            SS#               Address                 Talus, Inc.  No. Shares        Cash       into Escrow
------------------------------------------------------------------------------------------------------------------------------
Comstock, Matthew E.       ###-##-####   2860 Rogers Drive                 51,000       109,919      $496,051.21   $ 75,000.00
                                         Falls Church, VA 22042

Venerable, Michael P.      ###-##-####   12205 Sugar Maple Drive           51,000       109,919      $496,051.21   $ 75,000.00
                                         Herndon, VA 20170

Porter, Randall A.         ###-##-####   1916 Briar Rose Lane, Apt. 304     7,972        17,182      $ 77,539.61
                                         Woodbrige, VA 22192

Baldwin, Jr., Jesse R.     ###-##-####   7111 River Road                    1,757         3,787      $ 17,089.45
                                         Fredericksburg, VA 22407


Burns, Robert F.           ###-##-####   3904 Belle Rive Terrace            1,098         2,367      $ 10,679.69
                                         Alexandria, VA 22309

Cruz-Solano, Amelita D.    ###-##-####   3336 Buckeye Lane                    695         1,498      $  6,759.91
                                         Fairfax, VA 22033

Adamson, Christopher A.    ###-##-####   6411 Castlefin Way                 1,386         2,987      $ 13,480.92
                                         Alexandria, VA 22315

Akhtar, Rizwan             ###-##-####   7704 Modisto Lane                  1,356         2,923      $ 13,189.13
                                         Springfield, VA 22153

Jones, Greg H.             ###-##-####   6093 Loventree Road                2,256         4,862      $ 21,942.97
                                         Columbia, MD 21044

Mercer, Mark B.            ###-##-####   8322 Tally Ho Road                   678         1,461      $  6,594.56
                                         Lutherville, MD 21093

Sebenick, Paul A.          ###-##-####   8314 Delegate Drive                  521         1,123      $  5,067.50
                                         King George, VA 22485

Rajagopal, Sanjay          ###-##-####   20 B  Crescent Road                  245           528      $  2,382.99
                                         Greenbelt, MD 20770

Simpers, Patrick K.        ###-##-####   6210 Point Circle                    118           254      $  1,147.73
                                         Centreville, VA 20120

Lester, Jr., Delmar        ###-##-####   P.O. Box 1334                         78           168      $    758.68
                                         Spotsylvania, VA 22553

Sgamma, Kathleen M.        ###-##-####   16515 Judy Terrace                    65           140      $    632.22
                                         Haymarket, VA 20169

Willinger, John P.         ###-##-####   10304 Battleridge Place               65           140      $    632.22
                                         Gaithersburg, MD 20879
==============================================================================================================================
TOTAL                                                                     120,290       259,258   $ 1,170,000.00   $150,000.00
------------------------------------------------------------------------------------------------------------------------------


                                       -1-